Exhibit 99.1

Solta Medical Reports Third Quarter Results

Third Quarter Revenue Up 28% from Prior Year

Liposonix, Thermage, Fraxel, and Clear + Brilliant All Generate Revenue Growth

HAYWARD, Calif., November 1, 2012 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the third quarter ended September 30, 2012. Revenue for the third quarter was $35.0 million, an increase of $7.6 million, or 28%, as compared to the third quarter of 2011. Revenue from Liposonix, the Company’s non-invasive fat reduction system, was $7.0 million, which was generated from shipments of 81 systems and associated consumables. Total product revenue from treatment tips and consumables for the quarter was $16.9 million, representing 48% of total revenue. Revenue from North America and international markets rose year-over-year by 27% and 28%, respectively, and was driven by growth in Liposonix, Thermage, Fraxel, and Clear + Brilliant brands.

“During the third quarter, we successfully executed our strategies to launch Liposonix in several key international markets as well as generate growth from the Thermage, Fraxel, and Clear + Brilliant product lines,” said Stephen J. Fanning, Chairman, President & CEO. “As a result of our efforts, we expanded commercialization of Liposonix to several overseas markets. In total, more than one-half of the Liposonix systems were shipped to international distributors and their customers during the quarter. Over the last several months, we have received important regulatory clearances for Liposonix and Clear + Brilliant in several significant international markets and in Asia, we continued to see strong demand for all our brands as revenue rose year-over-year in the region by 43%. In addition, we generated double digit new system sales growth worldwide for our Thermage and Fraxel brands during the quarter.”

GAAP net loss for the quarter was $2.9 million as compared to GAAP net loss of $1.1 million reported for the third quarter of 2011. Non-GAAP net income for the quarter was $2.0 million or $0.03 per diluted share as compared to non-GAAP net income of $1.5 million, or $0.02 per diluted share for same period last year. Non-GAAP adjusted EBITDA for the quarter was $3.3 million compared to $2.6 million for the same period last year.

GAAP results for the third quarter include a $1.9 million charge for a fair value reassessment of the expected earn out payments associated with the acquisition of Liposonix. The total contingent consideration, which includes expected payments over the next seven years, is $60.4 million, and is shown on the Company’s September 30, 2012 balance sheet as a short-term liability of $22.3 million and a long-term liability of $38.1 million. The Company’s GAAP results for the quarter also include $1.7 million of non-cash amortization and other acquisition related charges, and $1.2 million of non-cash stock based compensation charges. The Company provides non-GAAP financial measures that exclude these charges and expenses. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

“We have produced positive non-GAAP adjusted EBITDA for every quarter over the last three years while investing in organic growth and strategic acquisitions. During this same time period we also generated more than $12 million in cash flow from operations,” said Mr. Fanning. “Our extensive product line offers a breadth of aesthetic solutions and positions Solta for improved operating leverage and operating cash flow, which are key areas of focus for management.”

Financial Outlook for 2012

The company updated its financial outlook for 2012 as follows:

•	The Company reiterated that revenue for the full year 2012 is expected to be in the range of $142 million to $144 million, representing year-over-year revenue growth of 22% to 24%.*

•	Non-GAAP gross margin is now estimated to be in the range of 65% to 67% for the full year 2012 as compared to the Company’s previously issued range of 64%

to 67%. Non-GAAP gross margin excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP gross margin for the nine months ended September 30, 2012 was 66.6%.

•

The outlook for positive non-GAAP adjusted EBITDA for every quarter and for the full-year 2012 remains unchanged. Non-GAAP adjusted EBITDA excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP adjusted EBITDA for the nine months ended September 30, 2012 was $8.0 million.

*	The Company is unable at this time to assess the impact Hurricane Sandy may have on its ability to generate revenue from the Northeast region of the U.S. where the Company has historically derived about 8% of total revenue.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will also host a conference call and webcast today, Thursday, November 1, 2012, at 10:30 a.m. Eastern Time (7:30 a.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 877-941-6009 for domestic participants and 480-629-9819 for international participants.

To access the live webcast of the call, go to Solta Medical's website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers six aesthetic energy devices to address a range of issues, including skin resurfacing and rejuvenation with Fraxel® and Clear + Brilliant(TM), body contouring and skin tightening with Liposonix® and Thermage® and acne reduction with Isolaz® and CLARO(TM). As the innovator and leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Using similar fractional laser technology, Clear + Brilliant is a unique, cost-effective treatment to prevent and improve the early signs of photoaging. For body contouring, Liposonix is a non-surgical treatment to reduce waist circumference with advanced high-intensity focused ultrasound (HIFU) technology to permanently destroy targeted fat beneath the skin. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. Isolaz was the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over-the-counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. More than two million procedures have been performed with Solta Medical's portfolio of products around the world. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding expected continued market acceptance of Liposonix, the ability to improve operating leverage and cash flow, and the financial outlook for 2012. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2011, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn	Doug Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group
510-786-6890	415-568-9394

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net revenue	$35,028	$27,411	$104,744	$82,816
Cost of revenue	13,813	9,519	39,738	28,300

Gross margin	21,215	17,892	65,006	54,516

Operating expenses:
Sales and marketing	12,403	10,784	40,022	34,517
Research and development	4,849	3,665	15,167	10,878
General and administrative	4,557	4,669	13,832	12,003
Remeasurement of contingent consideration liability	1,900	(394)	32,600	(878)

Total operating expenses	23,709	18,724	101,621	56,520

Loss from operations	(2,494)	(832)	(36,615)	(2,004)
Interest income	3	19	8	52
Interest expense	(377)	(16)	(1,078)	(90)
Other income and expense, net	46	(306)	(101)	(188)

Loss before income taxes	(2,822)	(1,135)	(37,786)	(2,230)
Provision for income taxes	56	10	177	146

Net loss	($2,878)	($1,145)	($37,963)	($2,376)

Net loss per share — basic and diluted	($0.04)	($0.02)	($0.60)	($0.04)

Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	65,947,361	60,785,015	63,017,220	60,443,429

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS), EBITDA, NET INCOME

(LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
GAAP Gross margin	$21,215	$17,892	$65,006	$54,516

GAAP gross margin as % of sales	61%	65%	62%	66%

Non-GAAP adjustments to gross margin:
GAAP Gross margin	$21,215	$17,892	$65,006	$54,516
Amortization and other non-cash acquisition related charges	1,374	844	4,407	2,533
Stock-based compensation	127	105	366	269

Non-GAAP gross margin	$22,716	$18,841	$69,779	$57,318

Non-GAAP gross margin as % of sales	65%	69%	67%	69%

GAAP loss from operations	($2,494)	($832)	($36,615)	($2,004)
Non-GAAP adjustments to net income (loss) from operations:
Amortization and other non-cash acquisition related charges	1,729	1,128	5,475	3,330
Remeasurement of contingent consideration liability	1,900	(394)	32,600	(878)
Acquisition-related expenses	16	1,115	167	1,235
Severance expenses (credits)	(18)	—	1	—
Stock-based compensation	1,204	800	3,553	2,281

Non-GAAP income from operations	$2,337	$1,817	$5,181	$3,964
Depreciation expenses	943	733	2,818	2,278

Non-GAAP Adjusted EBITDA	$3,280	$2,550	$7,999	$6,242

GAAP net loss	($2,878)	($1,145)	($37,963)	($2,376)
Non-GAAP adjustments to net loss:
Amortization and other non-cash acquisition related charges	1,729	1,128	5,475	3,330
Remeasurement of contingent consideration liability	1,900	(394)	32,600	(878)
Acquisition-related expenses	16	1,115	167	1,235
Severance expenses (credits)	(18)	—	1	—
Stock-based compensation	1,204	800	3,553	2,281

Non-GAAP net income	$1,953	$1,504	$3,833	$3,592

GAAP basic net loss per share	($0.04)	($0.02)	($0.60)	($0.04)
Non-GAAP adjustments to basic loss per share:
Amortization and other non-cash acquisition related charges	$0.03	$0.02	$0.09	$0.06
Remeasurement of contingent consideration liability	$0.02	($0.01)	$0.51	($0.02)
Acquisition-related expenses	$0.00	$0.02	$0.00	$0.02
Severance expenses (credits)	($0.00)	$0.00	$0.00	$0.00
Stock-based compensation	$0.02	$0.01	$0.06	$0.04

Non-GAAP basic net income per share	$0.03	$0.02	$0.06	$0.06

Non-GAAP diluted net income per share	$0.03	$0.02	$0.06	$0.06

GAAP weighted average shares outstanding used in calculating basic net loss per share	65,947,361	60,785,015	63,017,220	60,443,429

GAAP weighted average shares outstanding used in calculating diluted net loss per share	65,947,361	60,785,015	63,017,220	60,443,429
Adjustments for dilutive potential common stock	5,636,830	2,389,684	5,258,069	3,669,537

Weighted average shares outstanding used in calculating non-GAAP diluted net income per share	71,584,191	63,174,699	68,275,289	64,112,966

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$38,547	$17,417
Accounts receivable	16,665	13,282
Inventories	16,446	16,524
Prepaid expenses and other current assets	7,856	8,626

Total current assets	79,514	55,849
Property and equipment, net	6,353	6,818
Purchased intangible assets, net	44,158	49,352
Goodwill	96,620	96,620
Other assets	684	659

Total assets	$227,329	$209,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$6,134	$5,767
Accrued liabilities	15,829	16,126
Current portion of contingent consideration liability	22,300	—
Current portion of deferred revenue	3,965	4,521
Short-term borrowings	7,054	7,441
Customer deposits	849	610

Total current liabilities	56,131	34,465
Deferred revenue, net of current portion	557	824
Term loan, net of current portion	20,698	16,959
Non-current tax liabilities	3,010	2,975
Contingent consideration liability	38,100	27,800
Other liabilities	107	92

Total liabilities	118,603	83,115

Stockholders’ equity:
Common stock, $0.001 par value: 100,000,000 shares authorized 68,543,122, and 61,130,740 shares issued and outstanding at September 30, 2012 and December 31, 2011	69	61
Additional paid-in capital	219,063	198,565
Accumulated deficit	(110,406)	(72,443)

Total stockholders’ equity	108,726	126,183

Total liabilities and stockholders’ equity	$227,329	$209,298